Exhibit 24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Dan Ragsdale, Timothy Santo, and Andrew Johnstone, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, and any amendments thereto, and any other documents necessary or appropriate to establish an account to enable the undersigned to submit and file via the Electronic Data Gathering and Retrieval ("EDGAR") system any and all documents, forms, reports and information required by applicable law, including any rule or regulation of the SEC, and to legally bind the undersigned for purpose of the Form ID or such other documents;
(2)
act as account administrator of the undersigned's account on EDGAR maintained by the SEC, in accordance with Rule 10 of Part 232 of Title 17 of the U.S. Code of Federal Regulations (17 CFR 232.1O);
(3)
prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of ADTRAN Holdings, Inc., a Delaware corporation (the "Company"), with the SEC or any national securities exchanges or similar authority, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(4)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(5)
perform any and all other acts which in the discretion of such attorney in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)
this Limited Power of Attorney (this "Power of Attorney") authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)
any documents prepared and/or executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) none of the Company and such attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section l 6(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney is governed by Alabama law.

Any reproduced copy of this signed original shall be deemed to be an original of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned shall have the right to revoke this Power of Attorney at any time.

By signing below, the undersigned does hereby revoke any and all other power of attorney documents previously and otherwise executed in connection with the undersigned's obligations as an officer of the Company to prepare and file Forms 3, 4 and 5, or other forms or reports, or any amendments thereto, with the SEC or any national securities exchanges or similar authority, pursuant to Section 16(a) of the Exchange Act. The undersigned hereby gives notice to all who have received, relied on or acted upon such previously executed power of attorney documents and all other interested parties that the undersigned withdraws every power and authority thereby given and declares such power of attorney documents null and void and of no further force or effect.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of October 2026.

/s/ Christian Terlinde

Name: Christian Terlinde

Document register number 386 for 2026

I hereby certify the signature below of

Mr. Dr. Christian Terlinde, born on [***], residing at [***]

which was executed before me today.

Mr. Dr. Christian Terlinde identified himself to the notary by presenting his valid federal identity card (Germany).

The question of prior involvement within the meaning of Section 3(1), first sentence, No. 7 of the Notarial Act (BeurkG) was answered in the negative.

Bocholt, 27. Oktober 2026

/s/ Scholz-Fyrnis

Scholz-Fyrnis, Notary